EXHIBIT 99.8

(Return this Proxy Card in the enclosed envelope that has the BLUE STICKER in the lower right hand corner)

HAWTHORNE FINANCIAL CORPORATION

THIS PROXY CARD IS SOLICITED BY THE TRUSTEE OF

THE HAWTHORNE FINANCIAL CORPORATION

EMPLOYEE STOCK OWNERSHIP/401(K) PLAN

AND MAY BE REVOKED PRIOR TO TUESDAY, MAY 18, 2004

The undersigned does hereby direct Actuarial Consultants, Inc., the Servicer, to deliver the tabulated aggregate votes to Capital Bank and Trust, the Trustee of the Hawthorne Financial Corporation Employee Stock Ownership/401(k) Plan (the “401(k) Plan/ESOP”), to vote in person or by proxy all of the shares of Hawthorne Financial Corporation common stock credited to the account of the undersigned under the 401(k) Plan/ESOP at the special meeting of stockholders of Hawthorne Financial Corporation to be held at held at 11:00 a.m., Pacific time, on Tuesday, May 25, 2004 at Hawthorne Financial’s headquarters, located at 2381 Rosecrans Avenue, 2nd Floor, El Segundo, California and at any and all adjournments thereof, as set forth on the reverse side.

(Continued, and to be signed on the other side)

Please mark your votes as indicated ☒ in this example
1.	Proposal to approve and adopt the agreement and plan of merger, dated as of January 27, 2004, among Commercial Capital Bancorp, Inc., CCBI Acquisition Corp. and Hawthorne Financial Corporation, as stated in the joint proxy statement/prospectus dated April 15, 2004	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to grant discretionary authority to adjourn the special meeting if necessary to permit further solicitations of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement	☐ FOR	☐ AGAINST	☐ ABSTAIN

If any other business is presented at the special meeting, the Trustee of the 401(k) Plan/ESOP, in its best judgment, will vote on such matters.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD TO THE FOLLOWING ADDRESS NO LATER THAN TUESDAY, MAY 18, 2004:

Actuarial Consultants, Inc.

2377 Crenshaw Boulevard, Suite 350

Torrance, California 90501

Attn: Kristina Barron

If the Proxy Card is properly completed, signed and returned, the shares allocated to your account under the 401(k) Plan/ESOP will be voted in accordance with your direction on the proposals. Please note the following:

•	If your Proxy Card is signed and returned without a voting direction, the Trustee will vote your shares in the same proportion as all the shares held by the 401(k) Plan/ESOP that are allocated to 401(k) Plan/ESOP participants for which voting instructions have been received.

•	If your Proxy Card is not returned or is returned unsigned, the Trustee will vote your shares in the same proportion as all the shares held by the 401(k) Plan/ESOP that are allocated to the 401(k) Plan/ESOP participants for which voting instructions have been received.

•	If you direct the Trustee to abstain from voting, the Trustee will abstain from voting such shares, and the shares will not be voted.

The undersigned acknowledges receipt, prior to the execution of this proxy, of a notice of special meeting of stockholders and of a joint proxy statement/prospectus dated April 15, 2004.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)	Dated		, 2004

		,	2004

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.